EXHIBIT 99.1
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                              AMENDMENT AGREEMENT

      THIS AMENDMENT AGREEMENT dated as of September 12, 1997, between CPAC, Inc., a New York corporation (the "Borrower") and NationsBank, N.A., successor by merger to NationsBank, N.A. (South) (the "Lender").

                                    RECITALS

      The Borrower and the Lender have entered into a Second Amended and Restated Loan Agreement dated as of October 13, 1994 (the "Agreement"), as amended by that certain First Amendment to Second Amended and Restated Loan Agreement, dated October 31, 1996 pursuant to which the Lender made a loan to the Borrower in the amount of $10,000,000.00 (the "Loan").

      The obligation of the Borrower to repay the Loan is evidenced by an Amended and Restated Promissory Note dated October 31, 1996 in the principal amount of $10,000,000.00 executed by the Borrower in favor of Lender
(the "Note").

      The Borrower and the Lender wish to further amend certain terms of the Agreement and the Note as herein provided.

      NOW THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

      Section 1. Definitions. Unless otherwise defined herein, terms defined in the Agreement shall have the same meanings when used herein.

      Section 2. Amendments. Effective as provided in Section 3 hereof and subject to the provisions of Section 3 hereof, the Agreement and the Note are hereby amended as follows:

AMENDMENT TO AGREEMENT
----------------------

Section 5.1 of Article V, General Covenants, is hereby amended by deleting the
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existing Section 5.1 in its entirety and by substituting the following in lieu thereof:

    "5.1 The Borrower agrees to pay the Lender an unused fee on the aggregate unborrowed balance of the Revolving Loan, for each date from December 1, 1996 until September 30, 1997, at rate of one-quarter of one percent (1/4%) per annum. Commencing October 1, 1997 until the Revolving Loan maturity date, the amount of the unused fee shall be one-eighth of one percent (1/8%) per annum. Such unused fee shall be computed on the basis of a year of 365/366 days for the actual number of days elapsed, shall be billed quarterly in arrears on the last day of each calendar quarter, commencing on December 31, 1996, shall be fully earned when due, and shall be non-refundable when paid. A final payment of any unused fee then payable shall also be due and payable on the Revolving Loan maturity date."

AMENDMENT TO NOTE
-----------------

The Note shall be amended by deleting the paragraph entitled "Applicable Margin" in its entirety and by substituting the following in lieu thereof:

     "Applicable Margin. The Applicable Margin, expressed as a per annum rate of interest, shall be calculated as follows:

     (i) Three-quarters of one percent (.75%) whenever the Funded Debt to Cash Flow Ratio is less than one (1.0); (ii) one percent (1.0%) whenever the Funded Debt to Cash Flow Ratio is greater than one (1.0), but less than one and one-half (1.5); (iii) one and one quarter percent (1.25%) whenever the Funded Debt to Cash Flow Ratio is greater than one and one-half (1.5), but less than two (2.0); (iv) one and one half percent (1.50%) whenever the Funded Debt to Cash Flow Ratio is greater than two (2.0), but less than two and one-quarter (2.25); and (v) two percent (2.0%) whenever the Funded Debt to Cash Flow Ratio is greater than two and one-quarter (2.25), but less than three (3.0)."

      Section 3. Effective Date. The amendments to the Agreement and the Note set forth in Section 2 hereof shall be effective and binding on all the parties on and as of September 30, 1997 (or such later date as all the parties hereto may agree) (the "Effective Date"), provided that all the following conditions precedent have been satisfied on such date:

      (a) The Lender shall have received one or more counterparts of this Amendment Agreement executed by each of the parties hereto.

      (b) All legal matters incident to this Amendment Agreement shall be satisfactory to counsel for the Lender.

      (c) No Event of Default shall have occurred and be continuing and no status or condition exists which with the giving of notice or the passage of time or both would constitute an Event of Default, and the representations of the Borrower in Section 4 hereof shall be true on and as of the Effective Date with the same force and effect as if made on and as of the Effective Date; and no lawsuit or proceeding shall be pending (or, to the knowledge of the Borrower, threatened) against the Borrower or any of its Consolidated Subsidiaries which is likely to have a material adverse effect upon the consolidated financial condition of the Borrower and its Consolidated Subsidiaries or upon the ability of the Borrower to carry out the transactions contemplated by this Amendment Agreement and the Agreement and the Note as amended hereby.

      Section 4. Representations, Etc. The Borrower represents covenants and warrants to the Lender that: (i) as of the date hereof no Event of Default has occurred and is continuing and no status or condition exists which with the giving of notice or the passage of time or both would constitute an Event of Default; and (ii) the representations and warranties contained in Article II of
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the Agreement as amended hereby, with each reference in such Article II to "this
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Agreement", "hereto", "hereof" and terms of similar import taken as a reference to the Agreement as amended hereby and each reference in such Article II to the
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"Note" taken as a reference to the Note as amended hereby are true and correct on and as of the date hereof as if set forth in full herein as so amended.

      Section 5. Agreement.

      (a) Except as specifically amended hereby, the Agreement and the Note shall remain unchanged and continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. From and after the Effective Date, (i) each reference in the Agreement (including all Exhibits and Schedules thereto) to "this Agreement," "hereto," "hereof" and terms of similar import taken as a reference to the Agreement and all references to the Agreement in any documents, instruments, certificates, notes, bonds or other agreements executed in connection therewith (including, but not limited to, the Note) shall be deemed to refer to the Agreement as amended hereby and (ii) each reference in the Note to "this Note," "hereto," "hereof" and terms of similar import taken as a reference to the Note and all references to the Note in any documents, instruments, certificates, notes, bonds or other agreements executed in connection therewith (including, but not limited to, the Agreement) shall be deemed to refer to the Note as amended hereby.

      (b) The Borrower agrees that all collateral given as security for the Agreement and the Note secures, and shall continue to secure, the Agreement and the Note, as amended hereby.

      (c) The Borrower waives and releases the Lender from any and all claims and defenses with respect to the Agreement, the Note and any and all documents, instruments, certificates, notes, bonds or other agreements executed in connection therewith.

      (d) This Amendment Agreement (i) is limited precisely as specified herein and does not constitute nor shall be deemed to constitute a modification, acceptance or waiver of any other provision of the Agreement, the Note or any documents, instruments, certificate, notes, bonds or agreements delivered in connection therewith and (ii) shall not prejudice or be deemed to prejudice any right(s) the Lender may now have or may in the future have under or in connection with the Agreement, the Note or any documents, instruments, certificates, notes, bonds or agreements executed in connection therewith.

      Section 6. Applicable Law. This Amendment Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

      Section 7. Expenses. The Borrower will pay: (i) all out-of-pocket expenses of the Lender in connection with the preparation, execution and delivery of this Amendment Agreement; (ii) the reasonable fees of counsel to the Lender, including the allocated cost of in- house counsel; and (iii) all taxes, if any, upon any documents or transactions pursuant to this Amendment Agreement.

      Section 8. Counterparts. This Amendment Agreement may be executed in any number of counterparts, all of which taken together will constitute one agreement, and any of the parties hereto may execute this Amendment Agreement by signing any such counterpart.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed as of the day and year first above written.

                                          CPAC, Inc.

                                          By:  /s/ Thomas J. Weldgen
                                               -----------------------------
                                          Name:  Thomas J. Weldgen
                                          Title:  Chief Financial Officer

                                          Attest:

                                          By:  /s/ James W. Pembroke
                                               -----------------------------
                                          Name:  James W. Pembroke
                                          Title:  Corporate Controller

                                                [CORPORATE SEAL]


                                          NationsBank, N.A., successor to
                                          NationsBank, N.A. (South)


                                          /s/ Richard H. Schuller
                                          ----------------------------------
                                          By:  Richard H. Schuller
                                          Title:  Senior Vice President